EXHIBIT 99.1
                             PRESS RELEASE
                        For Immediate Release

Date:      February 5, 2004
Contact:   Bruce W. Teeters, Sr. Vice President
Phone:     (386) 274-2202
Facsimile: (386) 274-1223


              CONSOLIDATED TOMOKA REPORTS 2003 EARNINGS

DAYTONA BEACH, FLORIDA - Consolidated-Tomoka Land Co. (AMEX CTO) today reported record net income of $13,194,395 or $2.35 per share for the year ended December 31, 2003 and record earnings before depreciation, amortization, and deferred taxes (EBDDT) of $22,815,319 or $4.06 per share for such period. The comparable numbers for 2002 were net income of $9,285,841 or $1.65 per share and EBBDT of $16,063,632 or $2.86 per share.

EBDDT is being provided to reflect the impact of the Company's business strategy of investing in income properties. This strategy generates significant amounts of depreciation and deferred taxes. The Company believes EBDDT is useful, along with net income, to understanding the Company's operating results.

William H. McMunn, president and chief executive officer, stated, "The year 2003 was marked by the second consecutive year of record earnings generated by record real-estate revenues. Significant real estate activity includes the sale to Halifax Medical Center of approximately 210 acres located on the south side of LPGA Boulevard, between Clyde Morris and Williamson Boulevards in Daytona Beach for development of a future medical campus, and the sale of the second phase of the Daytona Beach Auto Mall. These sales, along with several other developments along the LPGA Boulevard and I-95 Interchange corridor, have created a focal point of local real-estate activity and interest in the market."

Consolidated-Tomoka Land Co. is a Florida-based Company primarily engaged in the real estate industry. Real estate operations include investment in and development of land holdings in the Daytona Beach area and the management of income properties strategically located in Florida's rapid-growth areas.

                        EARNINGS NEWS RELEASE

                                                               QUARTER ENDED
                                                         ------------  ------------
                                                          December 31, December 31,
                                                             2003          2002
                                                         ------------  ------------
Revenues                                                  $23,100,895    $9,645,686

Net Income                                                $11,804,352    $3,361,293

Basic and Diluted Earnings Per Share:

     Net Income                                                 $2.10         $0.59


                                                                 YEAR ENDED
                                                         ------------  ------------
                                                         December 31,  December 31,
                                                             2003          2002
                                                         ------------  ------------
Revenues                                                  $34,891,089   $28,530,724

Net Income                                                $13,194,395   $ 9,285,841

Basic and Diluted Earnings Per Share:

     Net Income                                                 $2.35         $1.65


          RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
          DEPRECIATION, AMORTIZATION, AND DEFERRED TAXES


                                                              QUARTER ENDED
                                                        -----------   ------------
                                                        December 31,  December 31,
                                                          2003             2002
                                                        -----------   ------------
Net Income                                              $11,804,352     $3,361,293

Add Back:

     Depreciation and Amortization                          317,938        207,346

     Deferred Taxes                                       7,567,349      1,511,426
                                                         ----------      ---------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                       $19,689,639     $5,080,065
                                                         ==========      =========

EBDDT Per Share                                               $3.50          $0.09
                                                               ====           ====


                                                               YEAR ENDED
                                                      ------------    ------------
                                                      December 31,    December 31,
                                                          2003            2002
                                                      ------------    ------------
Net Income                                             $13,194,395     $ 9,285,841

Add Back:

     Depreciation and Amortization                       1,120,153         806,842

     Deferred Taxes                                      8,500,771       5,970,949
                                                        ----------      ----------
Earnings Before Depreciation,
 Amortization, and Deferred Taxes                      $22,815,319     $16,063,632
                                                        ==========      ==========

EBDDT Per Share                                              $4.06           $2.86
                                                              ====            ====

EBDDT - Earnings Before Depreciation, Amortization, and Deferred Taxes. EBDDT is not a measure of operating results or cash flows from operating activities as defined by accounting principles generally accepted in the United States of America. Further, EBDDT is not necessarily indicative of cash availability to fund cash needs and should not be considered as an alternative to cash flow as a measure of liquidity. The Company believes, however, that EBDDT provides relevant information about operations and is useful, along with net income, for an understanding of the Company's operating results.

EBDDT is calculated by adding depreciation, amortization, and deferred income taxes to net income as they represent non-cash charges.

                       CONSOLIDATED BALANCE SHEET

                                                                  December 31,
                                                          ---------------------------
                                                              2003            2002
                                                          -----------     -----------
Assets
  Cash                                                    $ 1,026,210    $  1,019,976
  Restricted Cash                                          19,359,098      12,339,527
  Investment Securities                                     3,891,697       5,013,224
  Notes Receivable                                          9,150,217       9,640,676
  Real Estate Held for Development and Sale                11,659,581       7,453,628
  Refundable Income Taxes                                          --         815,503
  Intangible Assets                                         1,270,307              --
  Other Assets                                              2,665,653       3,684,860
                                                           ----------      ----------
                                                           49,022,763      39,967,394
                                                           ----------      ----------
Property, Plant and Equipment
  Land, Timber and Subsurface Interests                     1,984,529       1,958,550
  Golf Buildings, Improvements and Equipment               11,277,853      11,259,631
  Income Properties: Land, Buildings and Improvements      38,442,481      22,964,712
  Other Furnishings and Equipment                             954,575         886,767
                                                           ----------      ----------
     Total Property, Plant and Equipment                   52,659,438      37,069,660
     Less Accumulated Depreciation and Amortization       ( 3,776,223)    ( 2,710,992)
                                                           ----------      ----------
     Net Property, Plant and Equipment                     48,883,215      34,358,668
                                                           ----------      ----------
      Total Assets                                        $97,905,978     $74,326,062
                                                           ==========      ==========
Liabilities
  Accounts Payable                                        $   105,922     $   304,480
  Accrued Liabilities                                       3,510,824       3,085,131
  Income Taxes Payable                                         25,868              --
  Deferred Income Taxes                                    17,344,499       8,843,728
  Deferred Profit                                           1,131,135              --
  Notes Payable                                            10,129,951       9,235,072
                                                           ----------      ----------
      Total Liabilities                                    32,248,199      21,468,411
                                                           ----------      ----------
Commitments and Contingencies

SHAREHOLDERS' EQUITY
  Preferred Stock - 50,000 Shares Authorized,
   $100 Par Value; None Issued                                     --              --
  Common Stock - 25,000,000 Shares Authorized;
   $1 Par Value; 5,623,442 and 5,615,579 Shares
   Issued and Outstanding at December 31, 2003
   and 2002, Respectively                                   5,623,442       5,615,579
  Additional Paid-In Capital                                1,514,339         835,750
  Retained Earnings                                        59,129,692      47,171,449
  Accumulated Other Comprehensive Loss                    (   609,694)    (   765,127)
                                                           ----------      ----------
     Total Shareholders' Equity                            65,657,779      52,857,651
                                                           ----------      ----------
     Total Liabilities and Shareholders' Equity           $97,905,978     $74,326,062
                                                           ==========      ==========

                           "Safe Harbor"

Certain statements contained in this press release (other than the financial statements and statements of historical fact), are forward-looking statements. The words "believe," "estimate," "expect," "intend," "anticipate," "will," "could," "may," "should," "plan," "potential," "predict," "forecast," "project,"and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Forward-looking statements are made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2004, and thereafter include many factors that are beyond the Company's ability to control or estimate precisely. These risks and uncertainties include, but are not limited to, the market demand of the Company's real estate parcels, income properties, timber and other products; the impact of competitive real estate; changes in pricing by the Company or its competitors; the costs and other effects of complying with environmental and other regulatory requirements; losses due to natural disasters; and changes in national, regional or local economic and political conditions, such as inflation, deflation, or fluctuation in interest rates.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

































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